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                                                                     EXHIBIT 2.6
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                                   EXHIBIT E



FINANCIAL INSTITUTION HOLDING COMPANIES             WEIGHTING

Dime Bancorp Inc.                                   12.85%
Sovereign Bancorp Inc.                              10.32%
GreenPoint Financial Corp.                          9.35%
Charter One Financial                               7.05%
People's Bank (MHC)                                 6.75%
Golden West Financial                               6.30%
Washington Federal Inc.                             5.77%
Northwest Bancorp Inc. (MHC)                        5.17%
Roslyn Bancorp Inc.                                 4.82%
Harris Financial Inc. (MHC)                         3.73%
Bank United Corp.                                   3.49%
Downey Financial Corp.                              2.95%
Westcorp                                            2.90%
Astoria Financial Corp.                             2.89%
Long Island Bancorp Inc.                            2.65%
New York Bancorp Inc.                               2.36%
TR Financial Corp.                                  1.94%
Queens County Bancorp Inc.                          1.67%
MAF Bancorp Inc.                                    1.66%
Webster Financial Corp.                             1.51%
ALBANK Financial Corp.                              1.43%
Bay View Capital Corp.                              1.33%
JSB Financial Inc.                                  1.09%